UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014 (July 15, 2014)

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

__________________________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2014, Oxford Mining Company - Kentucky, LLC (“Oxford”), a subsidiary of the Registrant, Oxford Resource Partners, LP, entered into a Mediation Settlement Agreement (the “Settlement Agreement”) with Big Rivers Electric Corporation (“Big Rivers,” and together with Oxford, the “Parties”). The Settlement Agreement sets forth the principal terms for settlement of the lawsuit entitled Oxford Mining Co-KY, LLC vs. Big Rivers Electric Corp., No. 12-CI-00160 (Cir. Ct. of Ohio County, Kentucky) (the “Lawsuit”).

Pursuant to the terms of the Settlement Agreement, Big Rivers is obligated to make a settlement payment to Oxford in the amount of $19,500,000 within thirty days after the date of the Settlement Agreement. The Settlement Agreement settles and releases all of the Parties’ claims and counterclaims in the Lawsuit, and the Parties will be filing for an order dismissing the Lawsuit with prejudice.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: July 21, 2014	By:	/s/ Daniel M. Maher
		Name:	Daniel M. Maher
		Title:	Senior Vice President, Chief Legal Officer and Secretary